FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO THE SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Borg-Warner Security Corporation
            (Exact name of registrant as specified in its charter)

            Delaware                                   13-3408028
     (State of incorporation)            (I.R.S. Employer Identification No.)

                         200 South Michigan Avenue
                          Chicago, Illinois 60604
                 (Address of principal executive officers)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.[ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.[X]

            Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered

      9 5/8% Senior Subordinated           New York Stock Exchange
      Notes due 2007

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

Item 1.  Description of Registrant's Securities to be Registered.

A description of the Registrant's 9 5/8% Senior Subordinated Notes dues 2007 to be registered hereby is contained in the section entitled "Description of the Notes" set forth in the prospectus filed on May 6, 1997 in connection with the Registrant's Registration Statement on Form S-4 (Registration No. 333-26573) and such description is hereby incorporated by reference.

Item 2.  Exhibits

4.1. Form of specimen certificate for the Registrant's 9 5/8% Senior Subordinated Notes due 2007.

4.2. Indenture dated as of March 24, 1997 between the Registrant and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-4 (Registration No. 333-26573).


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     BORG-WARNER SECURITY CORPORATION


Dated: June 30, 1997                 By: /s/ Timothy M. Wood
                                         -------------------------------
                                             Timothy M. Wood
                                             Vice President